UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2015

LANTHEUS MEDICAL IMAGING, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-169785	51-0396366
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

331 Treble Cove Road, North Billerica, MA 01862

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (978) 671-8001

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

The Company’s written supply agreements with Cardinal Health relating to TechneLite generators, Xenon, Neurolite, Cardiolite and certain other products expired in accordance with their terms on December 31, 2014.

Following extended discussions with Cardinal Health that have not resulted in a new set of written supply agreements, the Company has entered 2015 without written supply agreements. In the absence of written supply agreements, the Company will continue to offer all products to Cardinal Health, at substantially higher prices. The Company cannot predict the volumes or product mix Cardinal Health will continue to order and purchase, and such volumes and product mix may vary over time. In the absence of written supply agreements with Cardinal Health, the Company believes it is likely that future unit sales volumes will decrease from levels experienced throughout 2014. The Company also currently believes that the operating profit contribution from sales to Cardinal Health in 2015 will be generally consistent with 2014 levels due to substantially higher pricing for all products. However, ultimate future levels of net revenue and operating profit associated with Cardinal Health cannot be predicted at this time because such amounts depend on future unit sales volumes, product mix and pricing to Cardinal Health.

To assure continued availability of all the Company’s products for patients and health care practitioners, the Company will continue to make available to Cardinal Health all of the Company’s products without written supply agreements in effect, whether or not the parties eventually reach agreement on mutually-acceptable terms to new written supply agreements. The Company can give no assurance that such supply agreements will ultimately be finalized and executed.

Safe Harbor for Forward-Looking and Cautionary Statements

This current report contains forward-looking statements. Forward-looking statements are based on our current expectations and assumptions regarding our business and other future conditions. Such forward-looking statements are subject to risks and uncertainties that may be described from time to time in the Company’s filings with the Securities and Exchange Commission. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. The matters referred to in the forward-looking statements contained in this current report may not in fact occur. Readers are cautioned not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANTHEUS MEDICAL IMAGING, INC.

By:	/s/ Michael P. Duffy
Name: Title:	Michael P. Duffy Vice President and General Counsel

Date: January 6, 2015